
<ARTICLE> 7
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATED BALANCE SHEETS AND THE CONSOLIDATED STATEMENTS OF INCOME AND
IS QUALIFIED IN ITS ENTIRETY BY REFERNCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER>  1,000,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-START>                             JAN-01-2000
<PERIOD-END>                               JUN-30-2000
<DEBT-HELD-FOR-SALE>                            13,225<F1>
<DEBT-CARRYING-VALUE>                            1,638<F2>
<DEBT-MARKET-VALUE>                              1,692<F3>
<EQUITIES>                                         863
<MORTGAGE>                                           0
<REAL-ESTATE>                                        0
<TOTAL-INVEST>                                  16,257
<CASH>                                              19
<RECOVER-REINSURE>                                  89<F4>
<DEFERRED-ACQUISITION>                             812
<TOTAL-ASSETS>                                  24,290
<POLICY-LOSSES>                                 11,687<F5>
<UNEARNED-PREMIUMS>                              3,416<F6>
<POLICY-OTHER>                                       0
<POLICY-HOLDER-FUNDS>                                0
<NOTES-PAYABLE>                                    754<F7>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           178
<OTHER-SE>                                       6,298<F8>
<TOTAL-LIABILITY-AND-EQUITY>                    24,290
<PREMIUMS>                                       3,012
<INVESTMENT-INCOME>                                472
<INVESTMENT-GAINS>                                  12
<OTHER-INCOME>                                      46<F9>
<BENEFITS>                                       2,024
<UNDERWRITING-AMORTIZATION>                        809
<UNDERWRITING-OTHER>                               213
<INCOME-PRETAX>                                    398
<INCOME-TAX>                                        60
<INCOME-CONTINUING>                                338
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       338
<EPS-BASIC>                                       1.93
<EPS-DILUTED>                                     1.89
<RESERVE-OPEN>                                       0<F10>
<PROVISION-CURRENT>                                  0<F10>
<PROVISION-PRIOR>                                    0<F10>
<PAYMENTS-CURRENT>                                   0<F10>
<PAYMENTS-PRIOR>                                     0<F10>
<RESERVE-CLOSE>                                      0<F10>
<CUMULATIVE-DEFICIENCY>                              0<F10>

<F1> DEBT-HELD-FOR-SALE REPRESENTS FIXED MATURITY INVESTMENTS CLASSIFIED AS
     AVAILABLE-FOR-SALE AND CARRIED AT MARKET VALUE AS PRESCRIBED BY SFAS
     NO. 115.
<F2> DEBT-CARRYING-VALUE REPRESENTS FIXED MATURITY INVESTMENTS CLASSIFIED AS
     HELD-TO-MATURITY AND CARRIED AT AMORTIZED COST AS PRESCRIBED BY SFAS NO.
     115.
<F3> DEBT-MARKET-VALUE REPRESENTS THE RELATED MARKET VALUE OF FIXED MATURITIES
     CLASSIFIED AS HELD-TO-MATURITY.
<F4> RECOVER-REINSURE REPRESENTS REINSURANCE RECOVERABLE ON PAID CLAIMS.
<F5> POLICY-LOSSES EXCLUDE THE REDUCTIONS FOR REINSURANCE RECOVERABLES ON
     UNPAID CLAIMS ($1,732). AS PRESCRIBED BY SFAS NO 113. SUCH AMOUNTS
     ARE INCLUDED IN TOTAL ASSETS.
<F6> UNEARNED-PREMIUMS EXCLUDE THE REDUCTION FOR PREPAID REINSURANCE PREMIUMS
     ($225) AS PRESCRIBED BY SFAS NO. 113. THIS PREPAID AMOUNT IS INCLUDED
     IN TOTAL ASSETS.
<F7> NOTES-PAYABLE INCLUDES LONG-TERM DEBT OF $754.
<F8> OTHER-SE INCLUDES PAID IN SURPLUS; RETAINED EARNINGS. FOREIGN CURRENCY
     TRANSLATION LOSSES. NET OF INCOME TAX; UNREALIZED DEPRECIATION OF INVESTMENTS. NET RECEIVABLE FROM ESOP AND TREASURY STOCK.
<F9> OTHER-INCOME REPRESENTS REVENUES FROM REAL ESTATE OPERATIONS.
<F10>AMOUNTS FOR SECURITIES ACT INDUSTRY GUIDE 6 AND EXCHANGE ACT INDUSTRY
     GUIDE 4 DISCLOSURES ARE REQUIRED FOR ANNUAL FILINGS ONLY. ACCORDINGLY, NO AMOUNTS WILL BE REPORTED FOR INTERIM FILINGS.

